UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2009

COMMUNITY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

(864) 941-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01          Entry into a Material Definitive Agreement.

On August 14, 2009, Community Capital Corporation (the “Company”) commenced an offering of its shares of common stock, par value $1.00, to existing shareholders pursuant to a rights offering.  The shares are being offered pursuant to a registration statement on Form S-1, as amended (SEC File No. 333-160430) and related prospectus, dated August 14, 2009.  In the rights offering, each shareholder as of August 7, 2009 (the “Record Date”) will receive a non-transferable basic subscription right to purchase 1.603 shares of common stock, at a subscription price of $2.75 per share, for each share of common stock owned as of the Record Date.  In the event that a shareholder purchases all of the shares of common stock available pursuant to its basic subscription right, the shareholder may also purchase shares of common stock that are not purchased by the other shareholders through the exercise of an over-subscription privilege.

In connection with the rights offering, on August 17, 2009, the Company entered into an agreement (the “Standby Purchase Agreement”) with Ewing Emerging Financial Institution Fund III, LP (“Ewing”), pursuant to which the Company has agreed to sell, and Ewing has agreed to purchase from the Company, up to $412,500.00 (150,000 shares) of the Company’s common stock, to the extent such shares of common stock are not purchased by the Company’s shareholders pursuant to the exercise of their basic subscription right and over-subscription privilege.  The Standby Purchase Agreement is subject to certain closing conditions, including but not limited to, the consummation of the rights offering.  If any of these closing conditions are not satisfied, Ewing will not be required to purchase any shares.

The foregoing description of the Standby Purchase Agreement is qualified in its entirety by reference to the Standby Purchase Agreement attached hereto as Exhibit 10.1, and incorporated by reference into this Item 1.01.

This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy shares of the common stock described herein, nor shall there be any sale of the common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The shares of common stock will be offered only pursuant to a prospectus filed as part of a registration statement filed with the Securities and Exchange Commission on Form S-1, as amended (File No. 333-160430).  Existing shareholders should read the prospectus contained in the registration statement and other documents that the Company has filed or will file with the SEC for more complete information about the Company and the rights offering.  Shareholders may obtain these documents without charge by visiting EDGAR on the SEC website at www.sec.gov.  The rights offering may be made only by means of a prospectus. Copies of the prospectus relating to the rights offering may also be obtained by contacting the Company, 1402-C Highway 72, Greenwood, South Carolina 29649, (864) 941-8200, attention Lee Lee M. Lee.

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Standby Purchase Agreement, dated as of August 17, 2009, by and between Community Capital Corporation and Ewing Emerging Financial Institution Fund III, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY CAPITAL CORPORATION

By:	/s/ R. Wesley Brewer
R. Wesley Brewer Executive Vice President/CFO

Date: August 18, 2009

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Standby Purchase Agreement, dated as of August 17, 2009, by and between Community Capital Corporation and Ewing Emerging Financial Institution Fund III, LP.